LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




		Know all by these presents, that the undersigned hereby constitutes
and
appoints each of Kenneth C. Frazier, Celia A. Colbert, Debra A.
Bollwage
and Jon Filderman, signing singly, the undersigned’s true and lawful
attorney-in-fact to:

(1)	execute for and on behalf of
the undersigned,
in the undersigned’s capacity as an officer of Merck & Co., Inc. (the
"Company"), Forms 3, 4 and 5 in accordance with
Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of
any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby
grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


This Power of Attorney shall remain
in full force and effect until the
undersigned is no longer required to
file Forms 3, 4 and 5 with respect
to the undersigned’s holdings of
and transactions in securities
issued by the Company, unless earlier
revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact.

IN
WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2006.






					J. Chris Scalet